UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2014

DENBURY RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12935	20-0467835
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5320 Legacy Drive
Plano, Texas
(Address of principal executive offices)

75024
(Zip code)

(972) 673-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant's Business and Operations

Item 1.01 – Entry into a Material Definitive Agreement

Entry into Indenture upon Closing of Sale of $1.25 Billion of 5½% Senior Subordinated Notes due 2022

On April 30, 2014, Denbury Resources Inc. (the "Company") closed its previously announced offer and sale of an aggregate principal amount of $1.25 billion of 5½% Senior Subordinated Notes due 2022 (the "Notes"), and in connection therewith, entered into an Indenture dated April 30, 2014 (the "Indenture") among the Company, certain of the Company's subsidiaries that are guarantors of the Notes (the "Subsidiary Guarantors") and Wells Fargo Bank, National Association, as trustee. The Notes are fully and unconditionally guaranteed on a senior unsecured basis by the Subsidiary Guarantors representing substantially all of the Company's assets, operations and income.

The Notes were sold under a prospectus filed with the Securities and Exchange Commission (the "SEC") pursuant to Rule 424(b)(5) of the Securities Act of 1933, as amended, in connection with the Company's registration statement on Form S-3ASR which was filed with the SEC (Registration No. 333-195305) and automatically effective on April 16, 2014 (the "Registration Statement").

Pursuant to the terms of the Indenture, the Company will pay interest on the Notes semi-annually in arrears on May 1 and November 1 of each year, beginning November 1, 2014, and the Notes will mature on May 1, 2022. The Indenture contains customary covenants that restrict the Company's and its restricted subsidiaries' ability to: (i) incur additional debt; (ii) pay dividends on the Company's capital stock or redeem, repurchase or retire such capital stock or subordinated debt; (iii) make investments; (iv) create liens on the Company's assets; (v) create limitations on the Company's restricted subsidiaries' ability to pay dividends or make other payments to the Company; (vi) engage in transactions with the Company's affiliates; (vii) transfer or sell assets; and (viii) consolidate, merge or transfer all or substantially all of the Company's assets and the assets of the Company's subsidiaries. The Indenture also requires that certain of the Company's future subsidiaries guarantee the Notes. In the case of a change of control, the Indenture requires that the Company offer to purchase all of the Notes at a price equal to 101% of the principal amount of the Notes plus accrued and unpaid interest. These covenants are subject to important exceptions and qualifications as described in the Indenture.

On and after May 1, 2017, the Company may redeem some or all of the Notes in cash at the redemption prices described in the Indenture, plus accrued and unpaid interest to the date of redemption. At any time prior to May 1, 2017, the Company may redeem the Notes in whole or in part at a price equal to 100% of the principal amount of the Notes to be redeemed plus a "make whole" premium and accrued and unpaid interest to the date of redemption. In addition, at any time and from time to time, on and before May 1, 2017, the Company may redeem up to 35% of the Notes with the proceeds of certain equity offerings, in each case at the redemption prices set forth in the Indenture, plus accrued and unpaid interest to the date of redemption.

The foregoing description of the Indenture is qualified in its entirety by reference to the full text of the Indenture, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is to be incorporated by reference in its entirety into the Registration Statement.

Cash Tender Offer and Consent Solicitation for 8¼% Senior Subordinated Notes due 2020; Supplemental Indenture Governing 8¼% Senior Subordinated Notes due 2020

On April 30, 2014, the Company exercised its early purchase option and accepted for purchase the outstanding 8¼% Senior Subordinated Notes due 2020 (the "8¼% Notes") tendered and not withdrawn prior to 5:00 p.m., New York City time, April 29, 2014 ("Consent Payment Deadline") pursuant to the Company's previously announced tender offer and consent solicitation. As part of the use of proceeds from the offering of the Notes described above, payment for the 8¼% Notes purchased was made on April 30, 2014. As of the Consent Payment Deadline, approximately $815 million principal amount, or approximately 82% of the outstanding 8¼% Notes had been validly tendered and not withdrawn. The offer and solicitation are being conducted upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated as of April 16, 2014, and in the related Letter of Transmittal and Consent. The tender offer will expire at 11:59 p.m., New York City time, on May 13, 2014, unless extended by the Company.

Tenders of the 8¼% Notes as of the Consent Payment Deadline also constituted the delivery of consents to eliminate or modify certain provisions contained in the indenture governing the 8¼% Notes. The Company received sufficient consents in the solicitation to amend the indenture governing the 8¼% Notes and entered into a supplemental indenture with respect thereto (attached hereto as Exhibit 4.3). This supplemental indenture has eliminated most of the restrictive covenants and certain events of default in the indenture governing the 8¼% Notes. The foregoing description of the supplemental indenture is qualified in its entirety by reference to the full text of the supplemental indenture attached hereto as Exhibit 4.3 and incorporated by reference herein.

Redemption of Remaining 8¼% Senior Subordinated Notes due 2020

On April 30, 2014, the Company issued a notice of redemption for all of the remaining outstanding 8¼% Notes (CUSIP No. 24823UAG31) not tendered in the above mentioned tender offer for the 8¼% Notes. The redemption date for the 8¼% Notes is May 30, 2014. The redemption price is 100% of the principal amount outstanding of the 8¼% Notes, plus the required make-whole premium, plus the accrued and unpaid interest on the 8¼% Notes up to, but excluding, the redemption date. On April 30, 2014, the Company deposited funds sufficient to pay the redemption price and accrued and unpaid interest on the redemption date and satisfied and discharged the indenture governing the 8¼% Notes in accordance with its terms.

Press Release

On April 30, 2014, the Company issued a press release announcing the early acceptance of the tender offer and consent solicitation for the 8¼% Notes. A copy of this press release is attached as Exhibit 99.1 hereto.

Section 2 – Financial Information

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above with respect to the entry into the Indenture regarding, and closing of the sale of, the Notes is incorporated herein by reference, insofar as it relates to the creation of a direct financial obligation.

Section 8 – Other Events

Item 8.01 – Other Events

The Company is filing a legal opinion of Baker & Hostetler LLP regarding the validity of the Notes as Exhibit 5.1 to this Current Report on Form 8-K, which is being incorporated by reference into the Registration Statement.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits.

The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit Number	Description
4.1*
Indenture, dated as of April 30, 2014, among the Company, the Subsidiary Guarantors and Wells Fargo Bank, National Association, as Trustee, with respect to $1.25 billion of 5½% Senior Subordinated Notes due 2022.

4.2*	Form of Global Note representing the 5½% Senior Subordinated Notes due 2022 (included in Exhibit 4.1).
4.3*
Third Supplemental Indenture, dated as of April 30, 2014, among the Company, the Subsidiary Guarantors and Wells Fargo Bank, National Association, as Trustee, with respect to $1 billion of 8¼% Senior Subordinated Notes due 2020.

5.1*	Opinion of Baker & Hostetler LLP.
99.1*	Denbury Press Release, dated April 30, 2014.

*	Included herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Denbury Resources Inc. (Registrant)
Date: April 30, 2014	By:	/s/ Alan Rhoades
Alan Rhoades
Vice President and Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit Number	Description
4.1
Indenture, dated as of April 30, 2014, among the Company, the Subsidiary Guarantors and Wells Fargo Bank, National Association, as Trustee, with respect to $1.25 billion of 5½% Senior Subordinated Notes due 2022.

4.2	Form of Global Note representing the 5½% Senior Subordinated Notes due 2022 (included in Exhibit 4.1).
4.3
Third Supplemental Indenture, dated as of April 30, 2014, among the Company, the Subsidiary Guarantors and Wells Fargo Bank, National Association, as Trustee, with respect to $1 billion of 8¼% Senior Subordinated Notes due 2020.

5.1	Opinion of Baker & Hostetler LLP.
99.1	Denbury Press Release, dated April 30, 2014.